UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TUHURA BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders of

TuHURA BIOSCIENCES, INC.

To be held on August 18, 2026, at 9:00 a.m. Eastern Time

online at edge.media-server.com/mmc/p/cr7rnri9, password: tuhura2026

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before August 4, 2026.

You are invited to attend the Annual Meeting virtually. Please visit edge.media-server.com/mmc/p/cr7rnri9 and use password tuhura2026. Have your Control Number (in the box above) available when you visit.

Please visit www.astproxyportal.com/ast/29330, where the following materials are available for view:

•	Notice of Annual Meeting of Stockholders

•	Proxy Statement

•	Proxy Card

TO REQUEST MATERIAL:	TELEPHONE: 1-888-Proxy-NA (1-888-776-9962) or +1-201-299-6210 worldwide E-MAIL: helpAST@equiniti.com WEBSITE: us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com until 11:59 p.m. Eastern Time the day before the meeting.

TELEPHONE: Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or +1-201-299-4446 worldwide from any touch-tone telephone and follow the instructions. Have this notice available when you call.

MAIL: You may request a card by contacting us. See “To Request Material” above.

1.  To elect six directors nominated to service until the 2027 annual meeting of the stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

2.  To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of an aggregate of 1,878,287 shares of our common stock issuable pursuant to that certain Fee Letter, dated April 21, 2026, between us and Parkview Holdings One LLC.

(01) James A Bianco, M.D. (02) James Manuso, Ph.D. (03) Alan List, M.D. (04) George Ng (05) Robert Hoffman (06) Craig Tendler, M.D.

3.  To approve, on a non-binding advisory basis, the compensation for our named executive officers.

4.  To approve, by non-binding advisory vote, the frequency of future advisory votes on the compensation paid to our named executive officers.

5  To ratify the appointment of Cherry Bekaert LLP as TuHURA’s independent registered public accounting firm for fiscal year ending December 31, 2026.

6.  To transact such other business as may properly come before the stockholders at the TuHURA annual meeting or any adjournment.

Please note that you cannot use this notice to vote by mail.